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                  CONSENT OF INDEPENDENT AUDITORS
                  -------------------------------


     We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of BancAlabama, Inc., for the fiscal year ended December 31, 1995, of our report dated February 2, 1996, on the consolidated financial statements of BancAlabama, Inc., and Subsidiary.

                              BROWDER & ASSOCIATES, P.C.



Birmingham, Alabama
March 29, 1996